UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2015

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 3, 2015, Stein Mart, Inc. (the “Company”) entered into a $250 million senior secured revolving credit facility pursuant to a Second Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, as lead borrower, Stein Mart Buying Corp. (together with the Company, the “Borrowers”), as borrower, Stein Mart Holding Corp., as guarantor (along with certain other subsidiaries of the Borrowers from time to time party thereto, collectively, the “Guarantors”), and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, a Lender, Swing Line Lender, LC Issuer, Sole Lead Arranger and Sole Bookrunner. The Credit Agreement matures on February 3, 2020 and replaces the Company’s existing $100 million senior secured revolving credit facility which was set to mature on February 28, 2017.

Pursuant to the Credit Agreement, the Borrowers may borrow up to $250 million from time to time on a revolving basis, to be used for payment in February 2015 of a special cash dividend to shareholders of the Company, working capital, capital expenditures and general corporate purposes, including issuing standby and commercial letters of credit. The Borrowers’ obligations under the Credit Agreement are unconditionally guaranteed by the Guarantors.

On February 3, 2015, the Borrowers also entered into a Master Loan Agreement (the “Master Loan Agreement”) with Wells Fargo Equipment Finance, Inc., as lender, and Wells Fargo Bank, National Association, as Administrative Agent. The Borrowers intend to request an initial $25 million equipment loan under the Master Loan Agreement on or about February 25, 2015, with the initial equipment loan maturing thirty-six (36) months following disbursement; provided, however, that any prepayment in full of amounts owing under the Credit Agreement will trigger mandatory prepayment of the equipment loan under the Master Loan Agreement.

Each of the Credit Agreement and the Master Loan Agreement contains customary representations and warranties, affirmative and negative covenants (including, in the Credit Agreement, the requirement of a 1.0 to 1.0 consolidated fixed charge coverage ratio upon the occurrence and during the continuance of any Covenant Compliance Event, as defined in the Credit Agreement), and events of default for facilities of this type, and are cross-collateralized and cross-defaulted. Collateral for both the Credit Agreement and the Master Loan Agreement consists of substantially all of the personal property of the Borrowers and the Guarantors. Wells Fargo Bank has a first lien on all collateral other than equipment, and Wells Fargo Equipment Finance has a first lien on equipment collateral. Upon an uncured event of default under either the Credit Agreement or the Master Loan Agreement, all amounts owing under both Agreements, if any, depending on the nature of the event of default will automatically, or may upon notice by the administrative agent or the required lender(s) thereunder, become immediately due and payable and the lenders may terminate their commitments under the Agreements.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Credit Agreement and the Master Loan Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and may in the future receive customary compensation and expense reimbursement.

The preceding summaries of the material terms of both the Credit Agreement and the Master Loan Agreement are qualified in their entirety by the full text of such agreements, which are filed herewith as Exhibit 10.1 and 10.2, respectively. In the event of any discrepancy between the preceding summaries and the text of either the Credit Agreement or the Master Loan Agreement, the text of the applicable Agreement shall control.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

SECTION 7 – REGULATION FD

ITEM 7.01	REGULATION FD DISCLOSURE

On February 3, 2015, the Company’s Board of Directors declared a special cash dividend of $5.00 per common share, payable on February 27, 2015 to shareholders of record as of the close of business on February 13, 2015. On February 4, 2015, the Company issued a press release announcing the special cash dividend, a copy of which is attached to this Form 8-K as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Second Amended and Restated Credit Agreement dated February 3, 2015, by and among Stein Mart, Inc., as lead borrower, the other borrowers and guarantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, a Lender, Swing Line Lender, LC Issuer, Sole Lead Arranger and Sole Bookrunner

10.2	Master Loan Agreement No. 0220792 dated February 3, 2015, by and among Stein Mart, Inc. and Stein Mart Buying Corp., as Borrowers, Wells Fargo Equipment Finance, Inc., as Lender, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated February 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: February 4, 2015	By:	/s/ D. Hunt Hawkins
D. Hunt Hawkins
President and Chief Operating Officer

EXHIBIT INDEX

10.1	Second Amended and Restated Credit Agreement dated February 3, 2015, by and among Stein Mart, Inc., as lead borrower, the other borrowers and guarantors named therein, and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, a Lender, Swing Line Lender, LC Issuer, Sole Lead Arranger and Sole Bookrunner

10.2	Master Loan Agreement No. 0220792 dated February 3, 2015, by and among Stein Mart, Inc. and Stein Mart Buying Corp., as Borrowers, Wells Fargo Equipment Finance, Inc., as Lender, and Wells Fargo Bank, National Association, as Administrative Agent

99.1	Press Release dated February 4, 2015